Exhibit 99.1

Weyerhaeuser Company Announces Cash Tender Offers

February 23, 2022

SEATTLE, February 23, 2022 /PRNewswire/ — Weyerhaeuser Company (NYSE: WY) (“Weyerhaeuser,” “we” or “our”) today announced that it has commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) for the maximum principal amount of validly tendered (and not validly withdrawn) notes set forth below (the “Notes”), such that the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes will not exceed $1.0 billion.

The Offers are being made pursuant to an Offer to Purchase, dated February 23, 2022 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers.

A summary of the Offers to purchase the Notes is outlined below:

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security(2)	Fixed Spread (Basis Points)
1	8.500% Debentures due 2025	962166AT1	$300,000,000	1.500% UST due 2/15/2025	+30
2	7.950% Debentures due 2025	962166AU8	$136,033,000	1.500% UST due 2/15/2025	+45
3	7.850% Debentures due 2026	969133AK3	$99,899,000	1.500% UST due 1/31/2027	+55
4	7.125% Debentures due 2023	962166AS3	$191,089,000	0.875% UST due 1/31/2024	+5
5	7.375% Debentures due 2032	962166BR4	$1,250,000,000	1.875% UST due 2/15/2032	+120
6	7.350% Debentures due 2026	969133AJ6	$62,312,000	1.500% UST due 1/31/2027	+55
7	6.950% Debentures due 2027	962166AW4	$300,000,000	1.500% UST due 1/31/2027	+60
8	6.875% Debentures due 2033	962166BT0	$275,000,000	1.875% UST due 2/15/2032	+135
9	4.000% Notes due 2030(3)*	962166BY9	$750,000,000	1.875% UST due 2/15/2032	+103
10	4.000% Notes due 2029(3)*	962166BX1	$750,000,000	1.875% UST due 2/15/2032	+93

(1)

Weyerhaeuser is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offer for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $1.0 billion using a “waterfall” methodology under which Weyerhaeuser will accept the Notes in order of their respective Acceptance Priority Levels (as defined below).

(2)

The applicable page on Bloomberg from which the Lead Dealer Managers (as defined below) for the Offers will quote the bid side prices of the applicable Reference Treasury Security (as defined below) is FIT1. The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase. The Early Tender Premium (as defined below) of $50 per $1,000 principal amount is included in the Total Consideration for each series of Notes set forth above and does not constitute an additional or increased payment. Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.

(3)

Denotes a series of Notes for which the Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The remaining series of Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

*

Denotes a series of Notes for which the calculation of the applicable Total Consideration may be performed, subject to market practice, using the present value of such Notes as determined at the Price Determination Time (as defined in the Offer to Purchase) as if the principal amount of Notes had been due on the applicable Par Call Date (as defined in the Offer to Purchase) of such series rather than the maturity date.

Each Offer is scheduled to expire at 11:59 p.m., New York City time, on March 22, 2022, unless extended or earlier terminated by Weyerhaeuser (such date and time, as the same may be extended or earlier terminated with respect to each Offer, the “Expiration Time”). To receive the Total Consideration, holders of the Notes must validly tender and not validly withdraw Notes at or prior to 5:00 p.m., New York City time, on March 8, 2022, unless such deadline is extended with respect to the applicable Offer(s) (such date and time, as the same may be extended with respect to each Offer, the “Early Tender Time”), to be eligible to receive the Total Consideration. Tenders of Notes may not be validly withdrawn after 5:00 p.m., New York City time, on March 8, 2022 (the “Withdrawal Deadline”), unless extended by Weyerhaeuser with respect to the applicable Offer. After such time, Notes validly tendered may not be validly withdrawn unless such deadline is extended with respect to the applicable Offer, except in certain limited circumstances where additional withdrawal rights are required by law. Payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase at or prior to the Early Tender Time are expected to settle on March 10, 2022 (the “Early Settlement Date”).

The consideration paid in each of the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Holders who validly tender and do not validly withdraw Notes at or prior to the Early Tender Time that are accepted for purchase will be eligible to receive the “Total Consideration,” which includes an early tender premium of $50 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”). The Early Tender Premium is included in the Total Consideration for each series of Notes, and does not constitute an additional or increased payment. Holders who validly tender Notes after the Early Tender Time but at or prior to the Expiration Time and whose Notes are accepted for purchase will be entitled to receive the Total Consideration minus the Early Tender Premium. In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date, payable on the settlement date.

Weyerhaeuser will accept for purchase for cash the maximum principal amount of validly tendered (and not validly withdrawn) Notes for which the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes does not exceed $1.0 billion (the “Offer Cap”). Subject to the satisfaction or waiver of the conditions of the Offers, Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time will be accepted based on the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). All Notes tendered prior to or at the Early Tender Time will have priority over Notes tendered after the Early Tender Time, regardless of the Acceptance Priority Levels of the Notes tendered after the Early Tender Time. Subject to applicable law, Weyerhaeuser may increase, decrease or waive the Offer Cap, as provided in the Offer to Purchase.

Subject to the satisfaction or waiver of the conditions of the Offers, the “Acceptance Priority Procedures” will operate as follows: (1) at the Early Settlement Date, Weyerhaeuser will accept for purchase all validly tendered Notes of each series validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline, starting with the 8.500% Debentures due 2025 (which have an Acceptance Priority Level of 1), followed by the 7.950% Debentures due 2025 (which have an Acceptance Priority Level of 2), followed by the 7.850% Debentures due 2026 (which have an Acceptance Priority Level of 3), followed by the 7.125% Debentures due 2023 (which have an Acceptance Priority Level of 4), followed by the 7.375% Debentures due 2032 (which have an Acceptance Priority Level of 5), followed by the 7.350% Debentures due 2026 (which have an Acceptance Priority Level of 6), followed by the 6.950% Debentures due 2027 (which have an Acceptance Priority Level of 7), followed by the 6.875% Debentures due 2033 (which have an Acceptance Priority Level of 8), followed by the 4.000% Notes due 2030 (which have an Acceptance Priority Level of 9), followed by the 4.000% Notes due 2029 (which have an Acceptance Priority Level of 10), subject to the Offer Cap; and (2) on March 24, 2022 (the “Final Settlement Date”), to the extent Weyerhaeuser has not already accepted Notes with an aggregate purchase price payable in respect of such Notes equal to the Offer Cap, it will accept for purchase validly tendered and not validly withdrawn Notes of each series not previously purchased on the Early Settlement Date starting the 8.500% Debentures due 2025, followed by the 7.950% Debentures due 2025, followed by the 7.850% Debentures due 2026, followed by the 7.125% Debentures due 2023, followed by the 7.375% Debentures due 2032, followed by the 7.350% Debentures due 2026, followed by the 6.950% Debentures due 2027, followed by the 6.875% Debentures due 2033, followed by the 4.000% Notes due 2030, followed by the 4.000% Notes due 2029 in accordance with their respective Acceptance Priority Levels, subject to the Offer Cap.

None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered. Weyerhaeuser’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or Weyerhaeuser’s waiver of, the conditions described in the Offer to Purchase, including the successful completion of Weyerhaeuser’s concurrent offerings of notes.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.

BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are serving as Lead Dealer Managers for the Offers (each, a “Lead Dealer Manager” and together, the “Lead Dealer Managers”) and MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC are serving as co-dealer managers for the Offers. Questions regarding the Offers may be directed to BofA Securities at (888) 292-0070 (toll free) or (980) 387-3907 (collect), to Goldman Sachs at (800) 828-3182 (toll free) or (212) 357-1452 (collect), to J.P. Morgan at (866) 834-4666 (toll free) or (212) 834-3822 (collect) or to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at wy@dfking.com or the following telephone numbers: banks and brokers at (212) 269-5550; all others toll free at (800) 431-9646.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control approximately 11 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products in North America. Our company is a real estate investment trust. In 2021, we generated $10.2 billion in net sales and employed approximately 9,200 people who serve customers worldwide. Our common stock trades on the New York Stock Exchange under the symbol WY.

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements use forward-looking terminology; are based on our current expectations and various assumptions we make; and may not be accurate because of risks and uncertainties surrounding the realization of our expectations and the assumptions that we make. Factors listed in this section—as well as other factors not described—may cause our actual results to differ significantly from our forward-looking statements. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by our forward-looking statements will occur, or if any of the events occur, there is no guarantee what effect they will have on our operations, cash flows, or financial condition. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise the forward-looking statements, whether because of new information, future events or otherwise, contained in any document after the date of such document, unless required by law. Some forward-looking statements discuss our plans, strategies and intentions. They often involve use of words such as expects, may, should, will, believes, anticipates, estimates, projects, intends, plans, targets or approximately, or similar words or terminology. In addition, these words may use the positive or negative or other variations of those and similar words.

Forward-looking statements may include, among other things, statements with respect to our expected future financial and operating performance; our plans, strategies, intentions and expectations; our operational excellence and other strategic initiatives, including those pertaining to operating and other costs, product development and production; estimated taxes and tax rates; future debt payments; future restructuring charges; expected results of litigation and other legal proceedings and contingent liabilities, and the sufficiency of litigation and other contingent liability reserves; expected uses of cash, including future quarterly and supplemental dividends and share repurchases; expected capital expenditures; expected economic conditions, including markets, pricing and demand for our products; laws and regulations relevant to our businesses and our expectations relating to pension contributions, returns on invested pension plan assets and expected benefit payments. We base our forward-looking statements on a number of factors, including the expected effect of the economy; laws and regulations; projected expenditures for environmental remediation obligations; adverse litigation outcomes and the adequacy of reserves; changes in accounting principles; contributions to pension plans; projected benefit payments; projected tax rates and credits; projected reduction in our emissions and other related matters.

Major risks and uncertainties, and assumptions that we make, that affect our business and may cause actual results to differ materially from the content of these forward-looking statements include, but are not limited to:

•

the effect of general economic conditions, including employment rates, interest rate levels, inflation, housing starts, general availability of financing for home mortgages and the relative strength of the U.S. dollar;

•

the effect of COVID-19 and other viral or disease outbreaks, including but not limited to any related regulatory restrictions or requirements, and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;

•

market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan, and the Canadian dollar, and the relative value of the euro to the yen;

•	restrictions on international trade and tariffs imposed on imports or exports;

•	the availability and cost of shipping and transportation;

•	economic activity in Asia, especially Japan and China;

•	performance of our manufacturing operations, including maintenance and capital requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;

•

the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;

•	raw material availability and prices;

•	the effect of weather;

•	changes in global or regional climate conditions and governmental response to such changes;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of employee retirements and changes in the market price of our common stock on charges for share-based compensation;

•	the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;

•	changes in accounting principles; and

•

other factors described in the “Risk Factors” sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the U.S. Securities and Exchange Commission.

For more information contact:

Analysts – Andy Taylor, 206-539-3907

Media – Nancy Thompson, 919-861-0342

SOURCE Weyerhaeuser Company